SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)      September 30, 2004

aaiPharma Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-21185	04-2687849

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2320 Scientific Park Drive
Wilmington, North Carolina 28405

(Address of Principal Executive Offices)
(Zip Code)

(910) 254-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed from last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 8.01 Other Events.

     The Board of Directors of the registrant made the determination on September 30, 2004 that the registrant will not timely pay the October 1, 2004 interest payment due on the registrant’s Senior Subordinated Notes due 2010 (the “Notes”). If this interest payment is not made within 30 days after October 1, 2004, the trustee for the Notes or the holders of at least 25% of the Notes could accelerate the Notes by declaring the principal and interest on the Notes due and payable immediately and could exercise any other remedies available under the indenture related thereto, subject to applicable subordination provisions therein. During the 30-day grace period provided under the Notes, the registrant plans to enter into discussions with an ad hoc committee of noteholders.

     While the registrant has not finalized its financial results for the fiscal quarter ended September 30, 2004, the registrant believes that upon finalizing such financial results, it is likely that the registrant will not be in compliance with certain financial covenants contained in the Financing Agreement, dated as of April 23, 2004, as amended (the “Financing Agreement”), among the registrant, the domestic subsidiaries of the registration, the lenders party thereto, Silver Point Finance, LLC, as collateral agent and Bank of America, N.A., as administrative agent. Such non-compliance would constitute events of default under the Financing Agreement. Any events of default under the Financing Agreement would permit the lenders thereunder to terminate all commitments thereunder and accelerate the indebtedness thereunder by declaring the principal, interest and all other obligations thereunder due and payable immediately.

     The registrant is currently negotiating with the lenders under the Financing Agreement to, among other matters, amend such agreement to reset financial covenants. The registrant can provide no assurance that such negotiations will be successful.

     For risks related to any forward-looking statements with respect to our negotiations with noteholders and our senior lenders, see the press release attached as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits

Exhibit 99.1	Press release of aaiPharma Inc. dated September 30, 2004 announcing potential debt defaults.

***

Note: The information contained in Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2004

aaiPharma Inc.

	By:	/s/ Gina Gutzeit

Gina Gutzeit, Interim Chief Financial Officer

Exhibit Index

Exhibit	Description

Exhibit 99.1	Press release of aaiPharma Inc. dated September 30, 2004 announcing potential debt defaults.